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                                                                      EXHIBIT 99


                           AMERICAN TOY VENDING, INC.

                                    Exhibit B
                        SUBSCRIPTION CONFIRMATION LETTER


        I hereby subscribe for shares of the Common Stock (the "Shares") of American Toy Vending, Inc. (the "Company"). There is submitted herewith as the subscription price for these shares a check payable to "American Toy Vending, Inc." in the amount of US$1.00 per such Share.

I. (We) hereby represent and warrant to you as follows:

I. I (We) understand that the Shares offered hereby have not been registered under the Securities Act of 1933 in reliance upon exemptions from registration provided by Section 4(2).

II. I (We) understand the risks and possible financial hazards and lack of liquidity of an investment in the Company, and believe that I (We) can easily benefit from an investment in the Company in view of my (our) overall investment objectives and portfolio structure.

III. I (We) am (are) aware that no United States, federal or state agency has made any finding or determination as to the fairness for the investment in, nor any recommendation or endorsement of the Shares.

IV. I (We) am (are) aware that no public market exists for the Shares and that it may not be possible to liquidate this investment readily, if at all in the case of an emergency or for any other reason.

V. I (We) hereby further agree that this Subscription Confirmation Letter will not be binding upon the Company until the Company has accepted this Letter. The Company reserves the right to reject any subscription in whole or in part. Number of Shares Subscribed for _______, at US$1.00 per share (minimum 100 shares).


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Print Full Name(s) of Subscriber(s)        Signature
as it (they) should
appear on Share Register

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Social Security Number.


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Street Address


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City          State          Zip Code


Accepted by Company:                       American Toy Vending, Inc.

Dated:                                     Per:
      --------------                            --------------------------------
                                                Authorized Signatory

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                                    Exhibit C
                    PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT


1. Purchase and Sale of Shares

The undersigned (the "Purchaser"), hereby subscribes for and agrees to purchase __________ shares (the "Shares") in the capital stock of American Toy Vending, Inc., a Nevada corporation (the "Issuer") at a price of US$1.00 per Share to be recorded in the name of the Purchaser at the address set out below. Payment for the Shares is attached.

2.0 Representations, Warranties and Acknowledgments of the Purchaser

The Purchaser acknowledges, represents and warrants as of the date of this Agreement that:

2.1 No person has made to the Purchaser any written or oral representations:

    a.  that any person will resell or repurchase the Shares;

    b.  that any person will refund the purchase price of the Shares;

    c.  as to the future price or value of the Shares;

    d. that the Shares will be listed and posted for trading on a stock exchange or that application has been made to list and post the Shares for trading on a stock exchange.

2.2 The Shares were not offered or distributed to the Purchaser through an advertisement in printed media of general and regular paid circulation, radio or television.

2.3 The Shares purchased hereby are not qualified for resale in the public markets and the Purchaser hereby undertakes not to knowingly resell the Shares in any public market prior to lawful registration or qualification of the Shares or subject to lawful exemptions to these requirements.

2.4 The Purchaser has no knowledge of a "material fact" or "material change", as those terms are defined in the Act, in the affairs of the Issuer that has not been generally disclosed to the public, save knowledge of this particular transaction.

2.5 The Purchaser is not a "control person" of the Issuer, as defined in the Act, and will not become a "control person" of the Issuer by virtue of the purchase of the Shares pursuant to this subscription.

2.6 The Purchaser is a :

    a. director, senior officer or employee of the Issuer, or a director, senior officer or employee of an affiliate of the Issuer;

    b. spouse, parent, brother, sister or child of a director or officer of the Issuer;

    c.  person already holding shares of the Issuer;

    d. spouse, parent, brother, sister or child of a person already holding shares of the Issuer;

    e. company, all of the voting securities of which are beneficially owned by any combination of the persons referred to in (a) to (d) above;

    f.  sophisticated purchaser.

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2.7 The Purchaser has the legal capacity and competence to enter into and execute this agreement and to take all actions required hereunder.

2.8 The representations, warranties and acknowledgments of the Purchaser contained in this Section will survive the Closing (as hereinafter defined).

3.0 Representations, Warranties and Acknowledgments of the Issuer

The Issuer acknowledges, represents and warrants as of the date of this Agreement that:

3.1 It is a valid and subsisting corporation duly incorporated and is in good standing under the laws of the jurisdictions in which it is incorporated.

3.2 It is the beneficial owner of the properties, businesses and assets.

3.3 The issuance and sale of the Shares by the Issuer does not and will not conflict with or result in any breach of any of the terms, conditions, or provisions of its constituting documents or any agreements or instruments to which the Issuer is a party.

3.4 This Agreement has been duly authorized by all necessary corporate action on the part of the Issuer and constitutes a valid and binding obligation of the Issuer upon acceptance of this Agreement by any of the members of its board of directors.

3.5 The Shares will, when issued, be fully paid and non-assessable shares of the Issuer and will be issued free and clear of all liens, charges and encumbrances of any kind whatsoever, subject only to the re-sale restrictions under applicable securities laws.

4.0 Hold Period

4.1 The Purchaser further acknowledges that:

    a. the Shares are to be issued under an exemption from the prospectus and registration requirements of the Act may be subject to a hold period and may not be able to be traded for twelve months from the date of purchase, unless another statutory exemption can be relied upon or if the Shares are qualified under a registration at a later date:

    b.  at present, the Issuer is not a reporting issuer.

5.0 Withdrawal of Subscription and Contractual Rights of Action

The contractual rights of action described in the Offering Memorandum in connection with the Offering (as described in the Offering Memorandum) are hereby incorporated by reference in this Agreement and are hereby granted by the Issuer to the Purchaser.

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6.0 Investor Suitability.

Subscriber warrants that an investment in the Securities is a suitable investment for Subscriber based on the following (Please initial one or more of the following provisions which describe Subscriber's status as a Qualified Investor as may be applicable):

A. Accredited Investor (Regulation D). Subscriber is an "Accredited Investor" as the term is defined in Rule 501 of Regulation D promulgated under the Securities Act, as follows:

    _____(1) Individuals. Subscriber, if an individual, is an accredited investor as that term is defined in Rule 501(a)(5) and (6) of Regulation D promulgated under the Securities Act, i.e. (A) Subscriber's individual net worth or combined net worth with his or her spouse exceeds $1,000,000 (for purposes of this Subparagraph "net worth" means the excess of total assets at fair market value [including principal residence, home furnishings and automobiles], (B) Subscriber's individual income exclusive of any income attributable to his or her spouse, was in excess of $200,000 for the two most recent calendar years preceding the calendar year of this Agreement, and he or she reasonably expects an income in excess of $200,000 in the current year, and/or (C) Subscriber's combined income with his or her spouse was in was in excess of $300,000 for the two most recent calendar years preceding the calendar year of this Agreement, and Subscriber and his or her spouse reasonably expects a combined income in excess of $300,000 in the current calendar year.

    _____(2) Entity with Value Exceeding $5 Million. Subscriber is a corporation, partnership (general or limited), limited liability company/partnership, or (Massachusetts) business trust, which was not formed for the specific purpose of acquiring the Subscribed Securities and Subscriber has total assets in excess of $5,000,000.

    _____(3) Entity Comprised of Accredited Investors. Subscriber is a corporation, partnership (general or limited), limited liability company/partnership, or (Massachusetts) business trust, and all of Subscriber's equity owners are accredited investors as defined above.

    _____(4) Revocable Trust. Subscriber is a revocable trust (also commonly known as a family or living trust) established to facilitate the distribution of the estate or a grantor individually; and all of the grantors individually; and all of the grantors are accredited investors as defined above.

    _____(5) Trust Whose Assets Exceed $5 Million. Subscriber is a trust with total assets in excess of $5,000,000 and the person making the investment decision on behalf of the trust has such knowledge and experience in financial and business matters and that such a person is capable of evaluating the merits and risks of an investment in the Subscribed Securities.

    _____(6) Financial Institution as Trustee. Subscriber is a financial institution which is (A) a bank, savings and loan association, or other regulated financial institution, (B) acting in its fiduciary capacity as trustee; and (C) subscribing for the purchase of the Subscribed Securities on behalf of the subscribing trust.

    _____(7) Employee Benefits Plan (including Keogh Plan) With Self-Directed Investments and Segregated Accounts. Subscriber has an employee benefit plan within the meaning of ERISA; the plan itself is self directed and provides for segregated accounts; the investment decision is being made by a plan participant who is an accredited investor as defined above, and the investments are being made solely on behalf of each accredited investor.

    _____(8) Employee Benefits Plan (including Keogh Plan) With Financial Institution as Trustee. Subscriber has an employee benefit plan within the meaning of ERISA; and the decision to invest in the Subscribed Securities was made by a plan fiduciary (as described in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance Company, or registered investment advisor.

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    _____(9)  Employee Benefits Plan (including Keogh Plan) With Assets
              Exceeding $5 Million. Subscriber has an employee benefit plan within the meaning of ERISA and has total assets in excess of $5,000,000.

    _____(10) Tax Exempt 501c (3) Organization. Subscriber is an organization described in section 501c (3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Subscribed Securities, with total assets in excess of $5,000,000.

    _____(11) Bank. Subscriber is a bank as defined in Section 3 (a)(2) of the Act.

    _____(12) Savings and Loan Association. Subscriber is a savings and loan association or other institution as defined in Section 3(a) 5(a) of the Act.

    _____(13) Insurance Company. Subscriber is an insurance company as defined in Section 2 (14) of the Act.

    _____(14) Investment Company. Subscriber is an investment company registered under the Investment Company Act of 1940.

    _____(15) Business Development Company. Subscriber is a business development company as defined in Section 2 (a)(48) of the Investment Company Act of 1940.

    _____(16) Small Business Investment Company. Subscriber is a small business investment company licensed by the U.S. Small Business Investment Act of 1958.

    _____(17) Private Business Development Company. Subscriber is a private business development company as defined in Section 202(a) (22) of the Investment Advisors Act of 1940.

    _____(18) Registered Broker or Dealer. Subscriber is a broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934.

6.0 Miscellaneous

6.1 Time shall be considered to be of the essence for the purposes of this Agreement.

6.2 Except as expressly provided in this Agreement, this Agreement contains the entire agreement between the parties with respect to the Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, or written by statute, by common law, by the Issuer, by the Purchaser or by anyone else.

6.3 The parties to this Agreement may amend this Agreement only in writing and with the consent of each of the parties hereto.

6.4 This Agreement shall enure to the benefit of and shall be binding upon the parties to this Agreement and their respective successors and permitted assigns.

6.5 This Agreement shall be interpreted in accordance with the laws of the State of Nevada, USA.

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Subscriber's Signature

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Name of Subscriber (Please Print)

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Street Address

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City, State, Zip


ACCEPTED by Company:                         American Toy Vending, Inc.


Dated:                                       Per:
       ------------------                        -------------------------------
                                                 Authorized Signatory